Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

China XD Plastic Company Limited:

We consent to the use of our report incorporated by reference herein.

KPMG Huazhen LLP

/S/KPMG HUAZHEN LLP

Beijing China

February 18, 2020